UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2021

CASCADE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39728	85-2562068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Sunset Harbour Dr., Suite 2102 Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 856-3033

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	CAS.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CAS	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	CAS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). Specifically, the SEC Guidance focused on certain settlement terms and provisions, which terms are similar to those contained in the warrant agreements (the “Warrant Agreements”), both dated as of November 19, 2020, between Cascade Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

As a result of the SEC Guidance, the Company’s management, after discussion with the Company’s accounting advisors and Marcum LLP, the Company’s independent registered public accounting firm, has reevaluated the accounting treatment of (i) the 11,500,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the aggregate of 8,217,000 privately issued warrants (together with the Public Warrants, the “Warrants”) that were included in a private placement that closed concurrently with the closing of the IPO, and determined that the Warrants should be classified as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

On May 16, 2021, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded, after discussion with the Company’s management, that, in light of the Statement, the following financial statements should no longer be relied upon due to changes required to reclassify the Warrants as liabilities to align with the requirements set forth in the Statement:

(i)	the Company’s previously issued audited balance sheet dated as of November 24, 2020 (which was related to the Company’s IPO and filed as an exhibit to the Company’s Current Report on Form 8-K dated December 1, 2020); and

(ii)	the Company’s previously issued audited financial statements as of December 31, 2020 (balance sheet), and for the period from August 14, 2020 (inception) through December 31, 2020 (statement of operations, statement of changes in stockholders’ equity, statement of cash flows) (which were included in the Company’s Annual Report on Form 10-K for the period from August 14, 2020 (inception) through December 31, 2020) (the periods in (i) and (ii), the “Non-Reliance Periods,” and the financial statements in (i) and (ii), the “Non-Reliance Financial Statements”).

Additionally, the Audit Committee determined that it is appropriate to file an amendment to its Annual Report on Form 10-K for the period from August 14, 2020 (inception) through December 31, 2020 reflecting the reclassification of the Warrants for the Non-Reliance Periods as soon as practicable.

The Company does not expect any of the above changes will have any impact on its cash position and cash and marketable securities held in the trust account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2021	CASCADE ACQUISITION CORP.

	By:	/s/ Daniel Hirsch
Name: Daniel Hirsch
Title: Chief Financial Officer

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